Exhibit 99.1

Ventas Reports 2020 Fourth Quarter and Full Year Results

CHICAGO--(BUSINESS WIRE)--February 18, 2021--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the fourth quarter and full year ended December 31, 2020.

“During 2020, Ventas’s diverse portfolio, financial strength, experienced team, and committed operating partners enabled the Company to remain strong and stable. We are proud of our work throughout the year to prioritize health and safety and enhance our ESG profile, while continuing to advance our strategic growth objectives and delivering results ahead of expectations despite the enormous challenges posed by the COVID-19 pandemic,” said Debra A. Cafaro, Ventas Chairman and CEO. “In particular, results were bolstered by our Office and Triple-Net Healthcare businesses which continued their positive performance.”

Cafaro continued, “COVID-19 presented the most difficult clinical conditions across the country between November 2020 and through January of this year. As a result, occupancy in our Senior Housing Operating Portfolio (“SHOP”), after benefitting from steadily improving trends through October 2020, declined in the fourth quarter and into 2021, as operators experienced elevated move-outs and limited tours and move-ins to keep residents safe.

“At the same time, virtually all of our U.S. SHOP communities have already received the first dose of the vaccine, with nearly 90 percent scheduled to receive the second dose this month, protecting vulnerable older Americans in our communities. We are grateful that approximately 30,000 residents in our SHOP communities have been vaccinated against COVID-19.

“We are pleased that clinical trends in our SHOP communities have already begun to improve significantly. Leading indicators and demand are again showing strength, with leads in January at the highest level since the beginning of the pandemic. Operators are also beginning to safely reopen communities to tours and new move-ins and to offer a richer lifestyle to benefit residents and their families.

“Over the long term, resilient demand for senior housing and the strong value proposition senior housing offers to residents and their families, together with our high quality, diversified portfolio, position Ventas favorably to deliver value to our stakeholders,” Cafaro concluded.

Full Year and Fourth Quarter 2020 Results
(per share)

	Year Ended December 31
	2020	2019	$ Change	% Change
Net Income (Loss) Attributable to Common Stockholders (“Attributable Net Income (Loss)”)	$1.17	$1.17	($0.00)	(0.4%)
Nareit FFO*	$3.37	$3.88	($0.51)	(13.1%)
Normalized FFO*	$3.32	$3.85	($0.53)	(13.8%)
	Quarter Ended December 31
	2020	2019	$ Change	% Change
Attributable Net Income (Loss)	$0.29	$0.03	$0.26	861.8%
Nareit FFO*	$0.92	$0.94	($0.02)	(2.1%)
Normalized FFO*	$0.83	$0.93	($0.10)	(10.8%)
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2020 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

Select 2020 Highlights

  Ensured financial strength and flexibility:
    $3 billion year-end liquidity
    37 percent year-end Total Indebtedness to Gross Asset Value
    $0.5 billion lower Net Debt at year end 2020 compared to year end 2019
    6.1x full year Net Debt to Adjusted Pro Forma EBITDA
  Consistently prioritized the health and safety of employees, residents, tenants and our operators and managers; served as a critical resource for information and best practices; and led our industry in providing COVID-19 testing and financial support to tenants and operators who were adversely affected by the pandemic.
  Proactively addressed the impact of the COVID-19 pandemic in our Triple-Net (“NNN”) senior housing portfolio, announcing mutually beneficial arrangements with multiple tenants, including the two largest NNN senior housing tenants: Brookdale Senior Living Inc. (“Brookdale”) and Holiday Retirement, receiving over $335 million in total up-front consideration.
  Advanced ground-up development of four Research & Innovation (“R&I”) properties containing nearly 1.5 million square feet and continued to expand Ventas’s footprint with partner Le Groupe Maurice (“LGM”), opening nearly 800 new units in two communities in Quebec.
  Received loan repayment and disposition proceeds approaching $1 billion at an average cash yield of 5.3 percent.
  Established the Company’s third-party capital platform, Ventas Investment Management (“VIM”), bringing together our preexisting and new third-party capital ventures under one umbrella. These include the Ventas Life Science and Healthcare Real Estate Fund, L.P. (the “Ventas Fund”), formed in March 2020 and our R&I development joint venture with GIC created in October 2020. VIM now has over $3 billion of assets under management.

  Expanded the Ventas Board of Directors (the “Board”) when Marguerite Nader, CEO of Equity Lifestyles, joined our diverse Board.
  Received numerous ESG recognitions, including: the 2020 Nareit Health Care “Leader in the Light” award for a fourth consecutive year; the Bloomberg Gender-Equality Index for the first time; the 2020 Dow Jones Sustainability World Index for the second consecutive year; and maintained our industry leading position in GRESB.

Fourth Quarter 2020 Property Results

		4Q20 (Quarterly Pools) Year-Over-Year Same-Store Cash NOI* Growth
	Assets	% Change

SHOP[1]	377	(24.7%)
NNN	362	(10.0%)
Office	357	2.9%
Total Company	1,096	(11.8%)
		4Q20 (Sequential Pools) Sequential Same-Store Cash NOI* Growth
	Assets	% Change	% Change (excl. BKD)[2]

SHOP[1]	420	13.4%
NNN	363	(52.9%)	(0.6%)
Office	362	1.5%
Total Company	1,145	(26.1%)	4.4%
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2020 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

[1]

Senior Housing Operating Portfolio (“SHOP”) Same-Store Cash NOI reflects grants received in 4Q20 under the Provider Relief Fund administered by the Department of Health and Human Services (the “HHS Grants”). The HHS Grants are recorded as a contra expense within SHOP operating expenses. HHS Grants received in the Quarterly Pools and Sequential Pools in 4Q20 are ~$33.0M and ~$34.5M, respectively.

[2]

Due to the material impact of the Brookdale lease modification to 3Q20 Same-Store Cash NOI, NNN and Total Same-Store growth are separately presented excluding the benefit of ~$161.5M in upfront cash consideration received in July 2020 as part of such modification.

Same Store Property Results: Fourth Quarter 2020 Compared to Third Quarter 2020

  Company sequential same-store fourth quarter cash net operating income (“NOI”) declined 26.1 percent due to the receipt of $162 million from Brookdale in connection with a lease resolution in the third quarter (the “Brookdale Consideration”). Excluding the Brookdale Consideration, Company sequential same-store fourth quarter cash NOI grew 4.4 percent, primarily as a result of the receipt in the fourth quarter of $35 million of HHS Grants, which partially mitigate COVID-19 losses incurred by our SHOP communities.

  Senior Housing Operating Portfolio (30 percent of Total Portfolio)
    NOI: For the fourth quarter 2020, sequential same-store pool (420 assets) cash NOI increased by 13.4 percent compared to the third quarter driven by the HHS Grants.
    Occupancy: Average occupancy declined sequentially by 90 basis points from the third quarter to the fourth quarter. Consistent with national trends, accelerating positive COVID-19 cases in November and December in Ventas communities restricted new move ins compared to the third quarter and October. In addition, move out activity also increased in the fourth quarter, and was correlated to geographies with higher COVID-19 incidence.
    Revenues: Revenues declined sequentially by 2.9 percent as a result of occupancy declines together with heightened intentional discounting and incentives necessitated by the pandemic.
    Operating Expenses: Operating expenses decreased $32 million sequentially. Excluding the HHS Grants, operating expenses increased approximately $3 million sequentially due to the heightened COVID-19 activity and related testing and labor costs incurred in the quarter.
  NNN Portfolio (35 percent of Total Portfolio)
    For the fourth quarter 2020, sequential same-store pool (363 assets) cash NOI decreased 0.6 percent compared to the third quarter excluding the Brookdale Consideration. Further adjusting for a $3 million payment from a tenant received in Q3, it grew modestly.
    Substantially all expected fourth quarter 2020 rent has been received from the Company’s NNN tenants.
  Office Portfolio (30 percent of Total Portfolio)
    The Office portfolio grew same-store cash NOI 1.5 percent in the fourth quarter versus the third quarter 2020. Performance was led by the Company’s R&I business.
    The Company received over 99 percent of fourth quarter 2020 rent from the Company’s Office tenants.

Recent Developments

  Expanded the Board with the appointment of Maurice Smith, President and Chief Executive Officer of Health Care Service Corporation (“HCSC”), on February 1, 2021. Smith is a national leader in healthcare, with over 25 years of experience in financial, strategic and operations leadership in the health insurance industry. HCSC is the largest customer owned health insurer in the United States, covering over 16 million members across its Blue Cross and Blue Shield health plans in five states and generating annual revenues of $46 billion.
  Paid its fourth quarter 2020 dividend of $0.45 per share on January 20, 2021 to stockholders of record on January 4, 2021.
  Closed a new four-year $2.75 billion unsecured credit facility (the “Credit Facility”). The Credit Facility was oversubscribed with strong support from 24 new and incumbent financial institutions. The Credit Facility is initially priced at 82.5 basis points over LIBOR based on the Company’s debt ratings, and the maturity date is January 2025.
  Established a Partnership with the Real Estate Executive Council’s Diversity Initiative as the “Founding Diversity Partner – Healthcare Real Estate.”

First Quarter 2021 Guidance

The Company expects the COVID-19 pandemic to continue to affect its business results in the first quarter and its trajectory and ultimate impact remain highly uncertain. The Company currently expects to report first quarter 2021 Attributable Net Income (Loss), Nareit FFO and Normalized FFO within the following ranges:

	1Q21 Guidance
	Per Share
	Low		High

Attributable Net Income (Loss)	($0.07)	-	($0.01)
Nareit FFO*	$0.55	-	$0.59
Normalized FFO*	$0.66	-	$0.71
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2020 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

Key assumptions underlying the fourth quarter 2020 to the first quarter 2021 Normalized FFO include, among other things, that average occupancy in the Company’s sequential same-store SHOP business declines 250 to 325 basis points in the first quarter 2021 compared to the fourth quarter 2020, and expenses remain elevated, partially offset by positive in-house rate increases in January. Other first quarter 2021 assumptions are set forth below:

Increase / (Decrease) to Normalized FFO/sh.
1Q21 Guidance Midpoint vs. 4Q20 Actuals
4Q20 Normalized FFO*	$0.83
HHS Grants received in 4Q20 in SHOP segment	(0.09)
Unconsolidated entities special income items**	(0.04)
$0.70
Impact of late 4Q20 senior housing dispositions and transitions	(0.01)
NOI driven principally by SHOP ex. HHS Grants	(0.05)
HHS Grants received to date in 1Q21 in SHOP segment	0.04
1Q21 Normalized FFO* Guidance Midpoint	$0.68

*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our fourth quarter 2020 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

**	Refers to receipt of HHS Grants and fees by our unconsolidated entities.

2021 Liquidity, G&A and Capital Activities and Expectations

  As of February 16, 2021, the Company has robust liquidity of $3.0 billion, including $2.7 billion of undrawn revolver capacity and $0.3 billion in cash and cash equivalents on hand, and no commercial paper outstanding.
  On March 15, 2021, Ventas will fully repay $400 million in outstanding aggregate principal amount of its 3.10% senior notes due January 2023, principally using cash on hand, as reflected in its February notice of redemption. The redemption includes a make whole premium of 4.88 percent, plus accrued and unpaid interest.

  The Company is targeting approximately $1.0 billion in asset dispositions across asset classes in the second half of 2021. Proceeds from dispositions are expected to be used to reduce indebtedness and to fund future growth through development and redevelopment capital expenditures of $0.5 billion, principally in the Office segment and with Le Groupe Maurice.
  Following the reduction in the corporate cost structure implemented in 2020, the Company expects full year 2021 general and administrative expenses to range from approximately $135 million to $140 million.

A presentation outlining the Company’s fourth quarter results as well as first quarter 2021 business, clinical, vaccine and operating trends is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations.

Fourth Quarter and Full Year 2020 Results Conference Call and Investor Presentation

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (833) 979-2853 (or +1 (236) 714-2928 for international callers), and the participant passcode is “Ventas.” A live webcast can be accessed from ir.ventasreit.com.

A telephonic replay will be available at (800) 585-8367 (or +1 (416) 621-4642 for international callers), passcode 3749905, beginning on February 18, 2021, at approximately 1:00 p.m. Eastern Time and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, an S&P 500 company, operates at the intersection of two powerful and dynamic industries – healthcare and real estate. As one of the world’s foremost Real Estate Investment Trusts (REIT), we use the power of capital to unlock the value of real estate, partnering with leading care providers, developers, research and medical institutions, innovators and healthcare organizations whose success is buoyed by the demographic tailwind of an aging population. For more than twenty years, Ventas has followed a successful strategy that endures: combining a high-quality diversified portfolio of properties and capital sources to manage through cycles, working with industry leading partners, and a collaborative and experienced team focused on producing consistent growing cash flows and superior returns on a strong balance sheet, ultimately rewarding Ventas shareholders. As of December 31, 2020, Ventas owned or managed through unconsolidated real estate entities approximately 1,200 properties.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the Unites States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission, including those made in the “Risk Factors” section and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our exposure and the exposure of our tenants, borrowers and managers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (c) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, borrowers or managers to increased operating costs and uninsured liabilities; (d) the impact of market and general economic conditions, including economic and financial market events, or events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets and public capital markets; (e) our ability, and the ability of our tenants, borrowers and managers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (f) the risk of bankruptcy, insolvency or financial deterioration of our tenants, borrowers, managers and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (g) our ability to identify and consummate future investments in healthcare assets and effectively manage our expansion opportunities and our investments in co-investment vehicles; (h) our ability to attract and retain talented employees; (i) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (j) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, borrowers or managers; (k) increases in the Company’s borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (l) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (m) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (n) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (o) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, borrowers or managers; and (p) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019

Assets
Real estate investments:
Land and improvements	$2,261,415	$2,268,583	$2,258,699	$2,246,245	$2,285,648
Buildings and improvements	24,323,279	24,196,730	23,964,691	23,826,989	24,386,051
Construction in progress	265,748	567,052	496,349	505,648	461,815
Acquired lease intangibles	1,230,886	1,246,312	1,242,414	1,243,571	1,308,077
Operating lease assets	346,372	386,946	389,302	391,908	385,225
	28,427,700	28,665,623	28,351,455	28,214,361	28,826,816
Accumulated depreciation and amortization	(7,877,665)	(7,687,211)	(7,453,251)	(7,241,597)	(7,092,243)
Net real estate property	20,550,035	20,978,412	20,898,204	20,972,764	21,734,573
Secured loans receivable and investments, net	605,567	604,452	681,831	623,716	704,612
Investments in unconsolidated real estate entities	443,688	162,860	166,039	165,745	45,022
Net real estate investments	21,599,290	21,745,724	21,746,074	21,762,225	22,484,207
Cash and cash equivalents	413,327	588,343	992,824	2,848,115	106,363
Escrow deposits and restricted cash	38,313	40,147	36,312	38,144	39,739
Goodwill	1,051,650	1,050,742	1,050,115	1,050,137	1,051,161
Assets held for sale	9,608	15,748	76,021	69,199	85,527
Deferred income tax assets, net	9,987	304	304	47,495	47,495
Other assets	807,229	779,475	687,738	802,513	877,716
Total assets	$23,929,404	$24,220,483	$24,589,388	$26,617,828	$24,692,208

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,895,412	$12,047,919	$12,530,036	$14,172,279	$12,158,773
Accrued interest	111,444	97,828	117,687	87,245	111,115
Operating lease liabilities	209,917	247,255	248,912	250,357	251,196
Accounts payable and other liabilities	1,133,066	1,234,933	998,446	1,141,551	1,145,939
Liabilities related to assets held for sale	3,246	1,987	5,514	4,765	5,224
Deferred income tax liabilities	62,638	53,711	56,963	47,533	200,831
Total liabilities	13,415,723	13,683,633	13,957,558	15,703,730	13,873,078

Redeemable OP unitholder and noncontrolling interests	235,490	249,143	231,920	197,701	273,678

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 374,609; 373,940; 373,113; 373,094; and 372,811; shares issued at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively	93,635	93,467	93,261	93,256	93,185
Capital in excess of par value	14,171,262	14,142,349	14,118,119	14,135,657	14,056,453
Accumulated other comprehensive loss	(54,354)	(65,042)	(82,761)	(103,408)	(34,564)
Retained earnings (deficit)	(4,030,376)	(3,972,647)	(3,816,460)	(3,491,696)	(3,669,050)
Treasury stock, 0; 33; 24; 22; and 2 shares at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively	—	(1,275)	(947)	(867)	(132)
Total Ventas stockholders’ equity	10,180,167	10,196,852	10,311,212	10,632,942	10,445,892
Noncontrolling interests	98,024	90,855	88,698	83,455	99,560
Total equity	10,278,191	10,287,707	10,399,910	10,716,397	10,545,452
Total liabilities and equity	$23,929,404	$24,220,483	$24,589,388	$26,617,828	$24,692,208

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Rental income:
Triple-net leased	$168,027	$191,065	$695,265	$780,898
Office	199,931	210,423	799,627	828,978
	367,958	401,488	1,494,892	1,609,876
Resident fees and services	529,739	568,271	2,197,160	2,151,533
Office building and other services revenue	4,522	2,988	15,191	11,156
Income from loans and investments	18,302	22,382	80,505	89,201
Interest and other income	644	875	7,609	10,984
Total revenues	921,165	996,004	3,795,357	3,872,750
Expenses
Interest	114,208	116,707	469,541	451,662
Depreciation and amortization	261,966	348,910	1,109,763	1,045,620
Property-level operating expenses:
Senior living	393,309	405,564	1,658,671	1,521,398
Office	64,420	68,277	256,612	260,249
Triple-net leased	5,156	6,469	22,160	26,561
	462,885	480,310	1,937,443	1,808,208
Office building services costs	488	544	2,315	2,319
General, administrative and professional fees	29,537	39,621	130,158	158,726
Loss on extinguishment of debt, net	3,405	39	10,791	41,900
Merger-related expenses and deal costs	3,683	4,151	29,812	15,235
Allowance on loans receivable and investments	(10,416)	—	24,238	—
Other	(16,043)	(6,309)	707	(10,339)
Total expenses	849,713	983,973	3,714,768	3,513,331
Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	71,452	12,031	80,589	359,419
Income (loss) from unconsolidated entities	17,705	167	1,844	(2,454)
Gain on real estate dispositions	22,117	1,389	262,218	26,022
Income tax benefit (expense)	679	(694)	96,534	56,310
Income from continuing operations	111,953	12,893	441,185	439,297
Net income	111,953	12,893	441,185	439,297
Net income attributable to noncontrolling interests	1,502	1,450	2,036	6,281
Net income attributable to common stockholders	$110,451	$11,443	$439,149	$433,016
Earnings per common share
Basic:
Income from continuing operations	$0.30	$0.03	$1.18	$1.20
Net income attributable to common stockholders	0.29	0.03	1.18	1.18
Diluted:
Income from continuing operations	$0.30	$0.03	$1.17	$1.19
Net income attributable to common stockholders	0.29	0.03	1.17	1.17

Weighted average shares used in computing earnings per common share
Basic	374,473	372,663	373,368	365,977
Diluted	377,696	376,453	376,503	369,886

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Revenues
Rental income:
Triple-net leased	$168,027	$156,136	$176,240	$194,862	$191,065
Office	199,931	198,376	192,925	208,395	210,423
	367,958	354,512	369,165	403,257	401,488
Resident fees and services	529,739	541,322	549,329	576,770	568,271
Office building and other services revenue	4,522	3,868	3,673	3,128	2,988
Income from loans and investments	18,302	18,666	19,491	24,046	22,382
Interest and other income	644	572	1,540	4,853	875
Total revenues	921,165	918,940	943,198	1,012,054	996,004

Expenses
Interest	114,208	115,505	123,132	116,696	116,707
Depreciation and amortization	261,966	249,366	349,594	248,837	348,910
Property-level operating expenses:
Senior living	393,309	422,653	432,578	410,131	405,564
Office	64,420	66,934	60,752	64,506	68,277
Triple-net leased	5,156	5,398	5,275	6,331	6,469
	462,885	494,985	498,605	480,968	480,310
Office building services costs	488	557	543	727	544
General, administrative and professional fees	29,537	32,081	28,080	40,460	39,621
Loss on extinguishment of debt, net	3,405	7,386	—	—	39
Merger-related expenses and deal costs	3,683	11,325	6,586	8,218	4,151
Allowance on loans receivable and investments	(10,416)	4,999	29,655	—	—
Other	(16,043)	5,681	5,286	5,783	(6,309)
Total expenses	849,713	921,885	1,041,481	901,689	983,973

Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	71,452	(2,945)	(98,283)	110,365	12,031
Income (loss) from unconsolidated entities	17,705	865	(5,850)	(10,876)	167
Gain on real estate dispositions	22,117	12,622	1,254	226,225	1,389
Income tax benefit (expense)	679	3,195	(56,356)	149,016	(694)
Income (loss) from continuing operations	111,953	13,737	(159,235)	474,730	12,893
Net income (loss)	111,953	13,737	(159,235)	474,730	12,893
Net income (loss) attributable to noncontrolling interests	1,502	986	(2,065)	1,613	1,450
Net income (loss) attributable to common stockholders	$110,451	$12,751	$(157,170)	$473,117	$11,443

Earnings per common share
Basic:
Income (loss) from continuing operations	$0.30	$0.04	$(0.43)	$1.27	$0.03
Net income (loss) attributable to common stockholders	0.29	0.03	(0.42)	1.27	0.03
Diluted:[1]
Income (loss) from continuing operations	$0.30	$0.04	$(0.43)	$1.26	$0.03
Net income (loss) attributable to common stockholders	0.29	0.03	(0.42)	1.26	0.03

Weighted average shares used in computing earnings per common share
Basic	374,473	373,177	372,982	372,829	372,663
Diluted	377,696	376,295	376,024	375,997	376,453
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$441,185	$439,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,109,763	1,045,620
Amortization of deferred revenue and lease intangibles, net	(40,856)	(7,967)
Other non-cash amortization	20,719	22,985
Allowance on loans receivable and investments	24,238	—
Stock-based compensation	21,487	33,923
Straight-lining of rental income	103,082	(30,073)
Loss on extinguishment of debt, net	10,791	41,900
Gain on real estate dispositions	(262,218)	(26,022)
Gain on real estate loan investments	(167)	—
Income tax benefit	(101,985)	(58,918)
(Income) loss from unconsolidated entities	(1,832)	2,464
Distributions from unconsolidated entities	4,920	1,600
Other	(779)	13,264
Changes in operating assets and liabilities:
Increase in other assets	(68,233)	(76,693)
Increase in accrued interest	276	9,737
Increase in accounts payable and other liabilities	189,785	26,666
Net cash provided by operating activities	1,450,176	1,437,783
Cash flows from investing activities:
Net investment in real estate property	(78,648)	(958,125)
Investment in loans receivable	(115,163)	(1,258,187)
Proceeds from real estate disposals	1,044,357	147,855
Proceeds from loans receivable	119,011	1,017,309
Development project expenditures	(380,413)	(403,923)
Capital expenditures	(148,234)	(156,724)
Distributions from unconsolidated entities	—	172
Investment in unconsolidated entities	(286,822)	(3,855)
Insurance proceeds for property damage claims	207	30,179
Net cash provided by (used in) investing activities	154,295	(1,585,299)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(88,868)	(569,891)
Net change in borrowings under commercial paper program	(565,524)	565,524
Proceeds from debt	733,298	3,013,191
Repayment of debt	(479,539)	(2,623,916)
Purchase of noncontrolling interests	(8,239)	—
Payment of deferred financing costs	(8,379)	(21,403)
Issuance of common stock, net	55,362	942,085
Cash distribution to common stockholders	(928,809)	(1,157,720)
Cash distribution to redeemable OP unitholders	(7,283)	(9,218)
Cash issued for redemption of OP Units	(575)	(2,203)
Contributions from noncontrolling interests	1,314	6,282
Distributions to noncontrolling interests	(12,946)	(9,717)
Proceeds from stock option exercises	15,103	36,179
Other	(4,936)	(8,519)
Net cash (used in) provided by financing activities	(1,300,021)	160,674
Net increase in cash, cash equivalents and restricted cash	304,450	13,158
Effect of foreign currency translation	1,088	1,480
Cash, cash equivalents and restricted cash at beginning of period	146,102	131,464
Cash, cash equivalents and restricted cash at end of period	$451,640	$146,102

Supplemental schedule of non-cash activities:

Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$170,484	$1,057,138
Other assets	1,224	11,140
Debt	55,368	907,746
Other liabilities	2,707	47,121
Deferred income tax liability	337	95
Noncontrolling interests	20,259	113,316
Equity issued for redemption of OP Units	—	127

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Cash flows from operating activities:
Net income (loss)	$111,953	$13,737	$(159,235)	$474,730	$12,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	261,966	249,366	349,594	248,837	348,910
Amortization of deferred revenue and lease intangibles, net	(15,513)	(19,009)	(3,361)	(2,973)	(1,483)
Other non-cash amortization	5,508	5,558	5,802	3,851	6,075
Allowance on loans receivable and investments	(10,416)	4,999	29,655	—	—
Stock-based compensation	4,165	5,765	1,043	10,514	7,253
Straight-lining of rental income	(4,052)	15,635	98,287	(6,788)	(4,393)
Loss on extinguishment of debt, net	3,405	7,386	—	—	39
Gain on real estate dispositions	(22,117)	(12,622)	(1,254)	(226,225)	(1,389)
Gain on real estate loan investments	—	—	—	(167)	—
Income tax (benefit) expense	(2,283)	(4,575)	55,146	(150,273)	1,331
(Income) loss from unconsolidated entities	(17,701)	(865)	5,858	10,876	(157)
Distributions from unconsolidated entities	1,960	1,360	—	1,600	200
Other	(16,394)	2,859	8,951	3,805	4,028
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(5)	(55,765)	1,305	(13,768)	(17,327)
Increase (decrease) in accrued interest	13,251	(20,069)	30,126	(23,032)	25,646
(Decrease) increase in accounts payable and other liabilities	(17,964)	240,642	(16,358)	(16,535)	(27,391)
Net cash provided by operating activities	295,763	434,402	405,559	314,452	354,235
Cash flows from investing activities:
Net investment in real estate property	(1,023)	(156)	2,070	(79,539)	(18,320)
Investment in loans receivable	(2,016)	(45,857)	(66,239)	(1,051)	(610)
Proceeds from real estate disposals	361,753	54,800	2,365	625,439	70,300
Proceeds from loans receivable	12,045	191	7,658	99,117	8,626
Development project expenditures	(70,446)	(129,569)	(86,169)	(94,229)	(174,078)
Capital expenditures	(53,827)	(40,888)	(26,730)	(26,789)	(56,937)
Distributions from unconsolidated entities	—	—	—	—	21
Investment in unconsolidated entities	(278,990)	33	(2,056)	(5,809)	(2,144)
Insurance proceeds (expense) for property damage claims	174	(9)	—	42	9,722
Net cash (used in) provided by investing activities	(32,330)	(161,455)	(169,101)	517,181	(163,420)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(14,724)	(539,560)	(2,296,737)	2,762,153	(848,568)
Net change in borrowings under commercial paper program	—	—	—	(565,524)	261,016
Proceeds from debt	75,741	17,024	557,774	82,759	806,614
Repayment of debt	(352,011)	(16,227)	(48,328)	(62,973)	(167,781)
Purchase of noncontrolling interests	(8,239)	—	—	—	—
Payment of deferred financing costs	(815)	(15)	(5,586)	(1,963)	(3,536)
Issuance of common stock, net	18,967	36,395	—	—	(165)
Cash distribution to common stockholders	(168,446)	(168,078)	(295,981)	(296,304)	(295,931)
Cash distribution to redeemable OP unitholders	(1,329)	(1,326)	(2,303)	(2,325)	(2,336)
Cash issued for redemption of OP Units	—	(5)	—	(570)	(1,842)
Contributions from noncontrolling interests	176	792	191	155	1,323
Distributions to noncontrolling interests	(3,280)	(3,373)	(3,750)	(2,543)	(3,314)
Proceeds from stock option exercises	11,585	—	129	3,389	2,045
Other	53	(98)	63	(4,954)	(1,918)
Net cash (used in) provided by financing activities	(442,322)	(674,471)	(2,094,528)	1,911,300	(254,393)
Net (decrease) increase in cash, cash equivalents and restricted cash	(178,889)	(401,524)	(1,858,070)	2,742,933	(63,578)
Effect of foreign currency translation	2,039	878	947	(2,776)	1,084
Cash, cash equivalents and restricted cash at beginning of period	628,490	1,029,136	2,886,259	146,102	208,596
Cash, cash equivalents and restricted cash at end of period	$451,640	$628,490	$1,029,136	$2,886,259	$146,102

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,000	$92,373	$76,578	$533	$657
Other assets	—	610	558	56	17
Debt	—	—	55,368	—	—
Other liabilities	—	610	1,699	398	785
Deferred income tax liability	—	337	—	—	95
Noncontrolling interests	—	—	20,068	191	(206)
Equity issued for redemption of OP Units	—	—	—	—	127

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)[1]
and Funds Available for Distribution Attributable to Common Stockholders (FAD)[1]
(Dollars in thousands, except per share amounts)

								FY YoY
	2019		2020					Growth
	Q4	FY	Q1	Q2	Q3	Q4	FY	19-'20
Net income (loss) attributable to common stockholders	$11,443	$433,016	$473,117	$(157,170)	$12,751	$110,451	$439,149	1%
Net income (loss) attributable to common stockholders per share[2]	$0.03	$1.17	$1.26	$(0.42)	$0.03	$0.29	$1.17	—%
Adjustments:
Depreciation and amortization on real estate assets	347,371	1,039,550	247,330	348,110	247,969	260,705	1,104,114
Depreciation on real estate assets related to noncontrolling interests	(3,682)	(9,762)	(3,843)	(4,068)	(4,475)	(4,381)	(16,767)
Depreciation on real estate assets related to unconsolidated entities	311	187	561	1,307	1,360	1,758	4,986
Gain on real estate dispositions	(1,389)	(26,022)	(226,225)	(1,254)	(12,622)	(22,117)	(262,218)
(Loss) gain on real estate dispositions related to noncontrolling interests	(11)	343	(6)	(3)	—	—	(9)
Gain on real estate dispositions related to unconsolidated entities	(395)	(1,263)	—	—	—	—	—
Subtotal: FFO add-backs	342,205	1,003,033	17,817	344,092	232,232	235,965	830,106
Subtotal: FFO add-backs per share	$0.91	$2.71	$0.05	$0.92	$0.62	$0.62	$2.20
FFO (Nareit) attributable to common stockholders	$353,648	$1,436,049	$490,934	$186,922	$244,983	$346,416	$1,269,255	(12%)
FFO (Nareit) attributable to common stockholders per share	$0.94	$3.88	$1.31	$0.50	$0.65	$0.92	$3.37	(13%)

Adjustments:
Change in fair value of financial instruments	(22)	(78)	(10)	(13)	1,157	(23,062)	(21,928)
Non-cash income tax expense (benefit)	1,330	(58,918)	(140,895)	55,505	(4,763)	(7,961)	(98,114)
Loss on extinguishment of debt, net	39	41,900	—	—	7,386	3,405	10,791
Loss (gain) on non-real estate dispositions related to unconsolidated entities	19	(18)	239	—	(244)	(592)	(597)
Merger-related expenses, deal costs and re-audit costs	5,089	18,208	8,773	6,605	12,793	6,519	34,690
Amortization of other intangibles	121	484	118	118	118	118	472
Other items related to unconsolidated entities	374	3,291	(875)	(263)	290	234	(614)
Non-cash impact of changes to equity plan	1,165	7,812	6,895	(3,337)	(1,923)	(2,087)	(452)
Natural disaster (recoveries) expenses, net	(10,704)	(25,683)	941	252	125	(71)	1,247
Impact of Holiday lease termination	—	—	—	(50,184)	—	—	(50,184)
Write-off of straight-line rental income, net of noncontrolling interests	—	—	—	52,368	18,408	87	70,863
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	—	—	—	40,320	4,635	(10,412)	34,543
Subtotal: normalized FFO add-backs	(2,589)	(13,002)	(124,814)	101,371	37,982	(33,822)	(19,283)
Subtotal: normalized FFO add-backs per share	$(0.01)	$(0.04)	$(0.33)	$0.27	$0.10	$(0.09)	$(0.05)
Normalized FFO attributable to common stockholders	$351,059	$1,423,047	$366,120	$288,293	$282,965	$312,594	$1,249,972	(12%)
Normalized FFO attributable to common stockholders per share	$0.93	$3.85	$0.97	$0.77	$0.75	$0.83	$3.32	(14%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(1,483)	(7,967)	(2,973)	(3,362)	(19,009)	(15,513)	(40,857)
Other non-cash amortization, including fair market value of debt	6,075	22,985	3,851	5,803	5,558	5,508	20,720
Stock-based compensation	6,088	26,111	3,619	4,380	7,688	6,252	21,939
Straight-lining of rental income	(4,393)	(30,073)	(6,788)	(5,526)	(4,648)	(4,052)	(21,014)
Subtotal: non-cash items included in normalized FFO	6,287	11,056	(2,291)	1,295	(10,411)	(7,805)	(19,212)
Cash impact of Brookdale lease modification	—	—	—	—	161,533	—	161,533
Cash impact of Holiday lease termination	—	—	—	33,795	—	—	33,795
FAD Capital Expenditures[3]	(55,400)	(152,582)	(24,972)	(26,102)	(39,955)	(52,645)	(143,674)
Normalized FAD attributable to common stockholders	$301,946	$1,281,521	$338,857	$297,281	$394,132	$252,144	$1,282,414	0%
Merger-related expenses, deal costs and re-audit costs	(5,089)	(18,208)	(8,773)	(6,605)	(12,793)	(6,519)	(34,690)
Other items related to unconsolidated entities	(374)	(3,291)	875	263	(290)	(234)	614
FAD attributable to common stockholders	$296,483	$1,260,022	$330,959	$290,939	$381,049	$245,391	$1,248,338	(1%)
Weighted average diluted shares	376,453	369,886	375,997	376,024	376,295	377,696	376,503
[1]

Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

[2]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists, as the effect would be an antidilutive per share amount.
[3]	2019 FAD Capital Expenditures have been updated to exclude the impact of Initial Capital Expenditures. Impact on reported values are as follows: Q4 2019 ($1.5M) and FY 2019 ($4.1M).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and entities. Adjustments for unconsolidated partnerships and entities will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark to market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; (h) net expenses or recoveries related to natural disasters and (i) any other incremental items set forth in the normalized FFO reconciliation included herein.

Normalized FAD represents normalized FFO excluding non-cash components and straight-line rent adjustments, deducting FAD Capital Expenditures plus cash received related to lease terminations and modifications. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company (ii) Office Building and Triple-Net leasing commissions paid to third-party agents and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically incurred within the first 12 months after acquisition or transition, respectively.

FAD represents normalized FAD after subtracting merger-related expenses, deal costs, re-audit costs and unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
FFO Attributable to Common Stockholders Q1 2021 Guidance[1,2]
(Dollars in millions, except per share amounts)

	Q1 2021 Guidance
	Tentative / Preliminary and Subject to Change
	Q1 2021 - Guidance		Q1 2021 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	($27)	($4)	($0.07)	($0.01)

Depreciation and Amortization Adjustments	236	230	0.63	0.61
Gain on Real Estate Dispositions	(2)	(2)	(0.01)	(0.00)
Other Adjustments [3]	(0)	(0)	(0.00)	(0.00)

FFO (Nareit) Attributable to Common Stockholders	$207	$224	$0.55	$0.59

Merger-Related Expenses, Deal Costs and Re-Audit Costs	5	6	0.01	0.02
Natural Disaster Expenses (Recoveries), Net	—	—	0.00	0.00
Other Adjustments [3]	38	38	0.10	0.10

Normalized FFO Attributable to Common Stockholders	$250	$268	$0.66	$0.71
% Year-Over-Year Growth			(32%)	(27%)

Weighted Average Diluted Shares (in millions)	378	378
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in this press release and the Company’s filings with the Securities and Exchange Commission.

[2]	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]

Other Adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO) and Funds Available for Distribution Attributable to Common Stockholders (FAD)” above.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands)

For the Year Ended	For the Three Months Ended
December 31, 2020	December 31, 2020	September 30, 2020
Net income attributable to common stockholders	$439,149	$110,451	$12,751
Adjustments:
Interest	469,541	114,208	115,505
Loss on extinguishment of debt, net	10,791	3,405	7,386
Taxes (including tax amounts in general, administrative and professional fees)	(91,389)	667	(1,849)
Depreciation and amortization	1,109,763	261,966	249,366
Non-cash stock-based compensation expense	21,487	4,165	5,765
Merger-related expenses, deal costs and re-audit costs	29,811	3,683	11,325
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(24,381)	(6,285)	(6,359)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	59,631	8,982	11,811
Gain on real estate dispositions	(262,218)	(22,117)	(12,622)
Unrealized foreign currency gains	(439)	(184)	(146)
Change in fair value of financial instruments	(21,928)	(23,061)	1,155
Natural disaster expenses (recoveries), net	1,203	41	181
Write-off of straight-line rental income from Holiday lease termination	49,611	—	—
Write-off of straight-line rental income, net of noncontrolling interests	70,863	87	18,408
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	23,879	(10,411)	4,635
Adjusted EBITDA	$1,885,374	$445,597	$417,312
Adjustments for current period activity	(7,442)	(7,051)	(1,385)
Adjusted Pro Forma EBITDA	$1,877,932	$438,546	$415,927

Adjusted Pro Forma EBITDA annualized	$1,754,184	$1,663,708

Total debt	$11,895,412	$11,895,412	$12,047,919
Debt on assets held for sale	2,634	2,634	—
Cash	(413,327)	(413,327)	(588,343)
Restricted cash pertaining to debt	(20,477)	(20,477)	(21,021)
Partners’ share of consolidated debt	(271,557)	(271,557)	(259,994)
Ventas share of non-consolidated debt	213,013	213,013	120,807
Net debt	$11,405,698	$11,405,698	$11,299,368

Net debt to Adjusted Pro Forma EBITDA	6.1	x	6.5	x	6.8	x

[1]	Totals may not add due to rounding.

The table above illustrates net debt to adjusted pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding gains or losses on extinguishment of debt, partners’ share of EBITDA of consolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to leases, and including (a) Ventas’ share of EBITDA from unconsolidated entities and (b) other immaterial or identified items (“Adjusted EBITDA”).

The information above considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months and year ended December 31, 2020 and the three months ended September 30, 2020, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”) and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands)

For the Three Months Ended December 31, 2020 and 2019

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended December 31, 2020
Net income attributable to common stockholders					$110,451
Adjustments:
Interest and other income					(644)
Interest expense					114,208
Depreciation and amortization					261,966
General, administrative and professional fees					29,537
Loss on extinguishment of debt, net					3,405
Merger-related expenses and deal costs					3,683
Allowance on loans receivable and investments					(10,416)
Other					(16,043)
Income from unconsolidated entities					(17,705)
Gain on real estate dispositions					(22,117)
Income tax benefit					(679)
Net income attributable to noncontrolling interests					1,502
Reported segment NOI	$162,871	$136,430	$136,827	$21,020	$457,148
Adjustments to Cash NOI:
Straight-lining of rental income	(1,879)	—	(2,272)	—	(4,151)
Non-cash rental income	(12,707)	—	(2,390)	—	(15,097)
Write-off of straight-line rental income	14	—	85	—	99
NOI not included in cash NOI[1]	(2,675)	253	(1,247)	—	(3,669)
Non-segment NOI	—	—	—	(21,020)	(21,020)
Cash NOI	145,624	136,683	131,003	—	413,310
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(1,416)	(15,940)	(4,912)	—	(22,268)
Same-store cash NOI (constant currency)	$144,208	$120,743	$126,091	$—	$391,042
Percentage (decrease) increase	(10.0%)	(24.7%)	2.9%		(11.8%)

For the Three Months Ended December 31, 2019
Net income attributable to common stockholders					$11,443
Adjustments:
Interest and other income					(875)
Interest expense					116,707
Depreciation and amortization					348,910
General, administrative and professional fees					39,621
Loss on extinguishment of debt, net					39
Merger-related expenses and deal costs					4,151
Other					(6,309)
Income from unconsolidated entities					(167)
Gain on real estate dispositions					(1,389)
Income tax expense					694
Net income attributable to noncontrolling interests					1,450
Reported segment NOI	$184,596	$162,707	$143,664	$23,308	$514,275
Adjustments to Cash NOI:
Straight-lining of rental income	(112)	—	(4,281)	—	(4,393)
Non-cash rental income	(364)	—	(762)	—	(1,126)
Cash modification fees	—	—	(180)	—	(180)
NOI not included in cash NOI[1]	(23,601)	11	(11,713)	—	(35,303)
Non-segment NOI	—	—	—	(23,308)	(23,308)
NOI impact from change in FX	155	516	—	—	671
Cash NOI	$160,674	$163,234	$126,728	$—	$450,636
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(399)	(2,776)	(4,237)	—	(7,412)
NOI impact from change in FX not in same-store	—	(13)	—	—	(13)
Same-store cash NOI (constant currency)	$160,275	$160,445	$122,491	$—	$443,211
[1]	Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

For the Three Months Ended December 31, 2020 and September 30, 2020

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended December 31, 2020
Net income attributable to common stockholders					$110,451
Adjustments:
Interest and other income					(644)
Interest expense					114,208
Depreciation and amortization					261,966
General, administrative and professional fees					29,537
Loss on extinguishment of debt, net					3,405
Merger-related expenses and deal costs					3,683
Allowance on loans receivable and investments					(10,416)
Other					(16,043)
Income from unconsolidated entities					(17,705)
Gain on real estate dispositions					(22,117)
Income tax benefit					(679)
Net income attributable to noncontrolling interests					1,502
Reported segment NOI	$162,871	$136,430	$136,827	$21,020	$457,148
Adjustments to Cash NOI:
Straight-lining of rental income	(1,879)	—	(2,272)	—	(4,151)
Non-cash rental income	(12,707)	—	(2,390)	—	(15,097)
Write-off of straight-line rental income	14	—	85	—	99
NOI not included in cash NOI[1]	(2,675)	253	(1,247)	—	(3,669)
Non-segment NOI	—	—	—	(21,020)	(21,020)
Cash NOI	145,624	136,683	131,003	—	413,310
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(896)	(865)	(3,209)	—	(4,970)
Same-store cash NOI (constant currency)	$144,728	$135,818	$127,794	$—	$408,340
Percentage (decrease) increase	(52.9%)	13.4%	1.5%		(26.1%)
Adjusted percentage (decrease) increase - constant currency	(0.6%)	13.4%	1.5%		4.4%

For the Three Months Ended September 30, 2020
Net income attributable to common stockholders					$12,751
Adjustments:
Interest and other income					(572)
Interest expense					115,505
Depreciation and amortization					249,366
General, administrative and professional fees					32,081
Loss on extinguishment of debt, net					7,386
Merger-related expenses and deal costs					11,325
Allowance on loans receivable and investments					4,999
Other					5,681
Income from unconsolidated entities					(865)
Gain on real estate dispositions					(12,622)
Income tax benefit					(3,195)
Net income attributable to noncontrolling interests					986
Reported segment NOI	$150,738	$118,669	$133,325	$20,094	$422,826
Adjustments to Cash NOI:
Straight-lining of rental income	(2,072)	—	(2,576)	—	(4,648)
Non-cash rental income	(12,687)	—	(5,936)	—	(18,623)
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Write-off of straight-line rental income	14,312	—	5,970	—	20,282
NOI not included in cash NOI[1]	(4,581)	556	(1,708)	—	(5,733)
Non-segment NOI	—	—	—	(20,094)	(20,094)
NOI impact from change in FX	143	885	—	—	1,028
Cash NOI	$307,386	$120,110	$129,075	$—	$556,571
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(299)	(274)	(3,128)	—	(3,701)
NOI impact from change in FX not in same-store	—	(41)	—	—	(41)
Same-store cash NOI (constant currency)	$307,087	$119,795	$125,947	$—	$552,829
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$145,554	$119,795	$125,947	$—	$391,296
[1]	Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

For the Year Ended December 31, 2020 and 2019

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Year Ended December 31, 2020
Net income attributable to common stockholders					$439,149
Adjustments:
Interest and other income					(7,609)
Interest expense					469,541
Depreciation and amortization					1,109,763
General, administrative and professional fees					130,158
Loss on extinguishment of debt, net					10,791
Merger-related expenses and deal costs					29,812
Allowance on loans receivable and investments					24,238
Other					707
Income from unconsolidated entities					(1,844)
Gain on real estate dispositions					(262,218)
Income tax benefit					(96,534)
Net income attributable to noncontrolling interests					2,036
Reported segment NOI	$673,105	$538,489	$549,375	$87,021	$1,847,990
Adjustments to Cash NOI:
Straight-lining of rental income	(8,833)	—	(12,286)	—	(21,119)
Non-cash rental income	(28,726)	—	(10,668)	—	(39,394)
Cash modification fees	3,029	—	(1,000)	—	2,029
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Impact of Holiday lease termination	(50,184)	—	—	—	(50,184)
Write-off of straight-line rental income	67,636	—	6,953	—	74,589
NOI not included in cash NOI[1]	(34,803)	(930)	(12,082)	—	(47,815)
Non-segment NOI	—	—	—	(87,021)	(87,021)
Cash NOI	782,757	537,559	520,292	—	1,840,608
Adjustments to Same-store NOI:
Cash modification fees not in same-store	—	—	1,000	—	1,000
Cash NOI not included in same-store	(6,361)	(126,740)	(24,577)	—	(157,678)
Same-store cash NOI (constant currency)	$776,396	$410,819	$496,715	$—	$1,683,930
Percentage increase (decrease)	21.9%	(30.5%)	3.3%		(1.5%)
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$614,863	$410,819	$496,715	$—	$1,522,397
Adjusted percentage (decrease) increase - constant currency	(3.5%)	(30.5%)	3.3%		(10.9%)

For the Year Ended December 31, 2019
Net income attributable to common stockholders					$433,016
Adjustments:
Interest and other income					(10,984)
Interest expense					451,662
Depreciation and amortization					1,045,620
General, administrative and professional fees					158,726
Loss on extinguishment of debt, net					41,900
Merger-related expenses and deal costs					15,235
Other					(10,339)
Loss from unconsolidated entities					2,454
Gain on real estate dispositions					(26,022)
Income tax benefit					(56,310)
Net income attributable to noncontrolling interests					6,281
Reported segment NOI	$754,337	$630,135	$574,157	$92,610	$2,051,239
Adjustments to Cash NOI:
Straight-lining of rental income	(11,557)	—	(18,516)	—	(30,073)
Non-cash rental income	(3,250)	—	(3,830)	—	(7,080)
Cash modification fees	100	—	(180)	—	(80)
NOI not included in cash NOI[1]	(97,655)	246	(45,341)	—	(142,750)
Non-segment NOI	—	—	—	(92,610)	(92,610)
NOI impact from change in FX	123	(1,255)	—	—	(1,132)
Cash NOI	$642,098	$629,126	$506,290	$—	$1,777,514
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(5,097)	(38,753)	(25,292)	—	(69,142)
NOI impact from change in FX not in same-store	—	442	—	—	442
Same-store cash NOI (constant currency)	$637,001	$590,815	$480,998	$—	$1,708,814

[1]	Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Newly acquired or recently developed or redeveloped properties in the Company’s Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office Portfolio, those properties for which management has an intention to institute a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

Sarah Whitford
(877) 4-VENTAS